   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 29, 1997.
                                                       REGISTRATION NO. 333-____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                          CASCADE COMMUNICATIONS CORP.
             (Exact Name of Registrant as Specified in Its Charter)

             DELAWARE                                    04-3099677
 (State or Other Jurisdiction of            (I.R.S. Employer Identification No.)
  Incorporation or Organization)

                                 5 CARLISLE ROAD
                       WESTFORD, MASSACHUSETTS 01886-3601
                    (Address of Principal Executive Offices)

                              --------------------

                      SAHARA NETWORKS, INC. 1995 STOCK PLAN
                            (Full Title of the Plan)

                              --------------------

                                 DANIEL E. SMITH
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER

                          CASCADE COMMUNICATIONS CORP.
                                 5 CARLISLE ROAD
                       WESTFORD, MASSACHUSETTS 01886-3601
                     (Name and Address of Agent For Service)

                                 (508) 692-2600
          (Telephone Number, Including Area Code, of Agent For Service)

                              --------------------

                                   Copies to:

                              JOHN A. MELTAUS, ESQ.
                         Testa, Hurwitz & Thibeault, LLP
                                High Street Tower
                                 125 High Street
                           Boston, Massachusetts 02110
                                 (617) 248-7000

================================================================================

====================================================================================================================

                                          CALCULATION OF REGISTRATION FEE

====================================================================================================================



                                                       PROPOSED              PROPOSED
                                                       MAXIMUM                MAXIMUM
  TITLE OF SECURITIES           AMOUNT TO BE        OFFERING PRICE           AGGREGATE                AMOUNT OF
   TO BE REGISTERED              REGISTERED          PER SHARE(1)          OFFERING PRICE        REGISTRATION FEE(2)
  -------------------           ------------        --------------         --------------        -------------------
Cascade Communications
Corp.                             276,763               $0.05               $ 13,838.15
Common Stock,                      99,708               $0.98                 97,713.84
$.001 par value                    14,295               $1.96                 28,018.20


            TOTAL:                390,766 shares                            $139,570.19                $100.00

====================================================================================================================

        (1)   Based on options to purchase 390,766 shares of Common Stock, $.001 par value (the "Common Stock"), of
        Cascade Communications Corp. outstanding as of January 28, 1997 under the Sahara Networks, Inc. 1995 Stock
        Plan. All of such shares are issuable upon exercise of outstanding options with fixed exercise prices.
        Pursuant to Rule 457(h)(1) of Regulation C under the Securities Act of 1933, as amended (the "Securities
        Act"), the aggregate offering price has been computed upon the basis of the price at which the options may be exercised.

        (2)   Calculated pursuant to Section 6(b) of the Securities Act.

         This Registration Statement covers an aggregate of 390,766 shares of Common Stock of Cascade Communications Corp. ("Cascade" or the "Company") issuable upon exercise of options granted pursuant to the 1995 Stock Plan (the "Stock Plan") of Sahara Networks, Inc. ("Sahara"). Sahara was acquired by Cascade on January 28, 1997 pursuant to an Agreement and Plan of Merger and Reorganization dated January 2, 1997 (the "Merger Agreement"). Pursuant to the terms of the Merger Agreement, Cascade assumed all of the then outstanding options granted under the Stock Plan to purchase an aggregate of 1,913,500 shares of common stock, $.01 par value, of Sahara which are convertible into an aggregate of 390,766 shares of Cascade Common Stock, assuming the exercise of all outstanding options. No additional options or other rights will be granted by Cascade under such plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


ITEM 1.  PLAN INFORMATION.
         ----------------

      The documents containing the information specified in this Item 1 will be sent or given to employees, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.
         -----------------------------------------------------------

      The documents containing the information specified in this Item 2 will be sent or given to employees as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.
         ---------------------------------------

      The following documents filed with the Commission are incorporated by reference in this Registration Statement:

      (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

      (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 30, 1996.

      (c) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 29, 1996.

      (d) The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 28, 1996.

      (e) The Company's Current Reports on Form 8-K dated February 27, 1996, May 3, 1996, May 30, 1996, July 11, 1996, and January 16, 1997.

      (f) The description of the Company's Common Stock, $.001 par value per share, contained in Cascade's Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on July 26, 1994.

      All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.
         -------------------------

      Not applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.
         -------------------------------------

      Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
         -----------------------------------------

      Article EIGHT of the Registrant's Amended and Restated Certificate of Incorporation provides that no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability, except, to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended hereafter to authorize corporation action further eliminating or limiting the personal liability of directors, then the liability of a director of the Registrant shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. No amendment or repeal of Article EIGHT shall apply to have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

      Article TENTH of the Registrant's Amended and Restated Certificate of Incorporation provides that the Registrant shall, to the maximum extent permitted from time to time under the laws of the State of Delaware, indemnify and upon request shall advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was or has agreed to be a director or officer of the Registrant or while a director or officer is or was serving at the request of the Registrant as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against any and all expenses (including attorney's fees and expenses), judgments, fines, penalties and amounts paid in settlement or incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; PROVIDED, HOWEVER, that the foregoing shall not require the Registrant to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Such indemnification shall not be exclusive of other indemnification rights arising under any by-law, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Any repeal or modification of Article TENTH shall not adversely affect any right or protection of a director or officer of the Registrant existing at the time of such repeal or modification.

      Article ELEVENTH of the Registrant's Amended and Restated Certificate of Incorporation further provides that in addition to the vote of the holders of any class or series of stock of the Registrant required by law or by the Amended and Restated Certificate of Incorporation, but in addition to any vote of the holders of any class or series of stock of the Corporation required by law, the Amended and

Restated Certificate of Incorporation or a Certificate of Designation with respect to a series of Preferred Stock, the affirmative vote of the holders of shares of voting stock of the Registrant representing at least seventy-five percent (75%) of the voting power of all of the then outstanding shares of the capital stock of the Registrant entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with Article EIGHTH, TENTH or ELEVENTH of the Amended and Restated Certificate of Incorporation.

      The Company has obtained directors and officers liability insurance for the benefit of its directors and certain of its officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.
         -----------------------------------

      Not applicable.

ITEM 8.  EXHIBITS
         --------

       Exhibit
       Number                    Description of Exhibit
       -------                   ----------------------

       Exhibit 4.1*              Amended and Restated Certificate of Incorporation of the Registrant (filed as
                                 Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (File No.
                                 33-79330) and incorporated herein by reference).

       Exhibit 4.2*              Certificate of Amendment of Amended and Restated Certificate of Incorporation of
                                 the Registrant (filed as Exhibit 4.2 to the Registrant's Registration Statement on
                                 Form S-8 (File No. 333-06417) and incorporated herein by reference).

       Exhibit 4.3*              Amended and Restated By-laws of the Registrant (filed as Exhibit 3.2 to the
                                 Registrant's Registration Statement on Form S-1 (File No. 33-79330) and
                                 incorporated herein by reference).

       Exhibit 4.4*              Specimen stock certificate representing the Common Stock of the Registrant (filed as Exhibit 4.1 to the Registrant's Registration Statement on Form S-1 (File No.
                                 33-79330) and incorporated herein by reference).

       Exhibit 4.5               Sahara Networks, Inc. 1995 Stock Plan.

       Exhibit 5.1               Opinion of Testa, Hurwitz & Thibeault, LLP.

       Exhibit 23.1              Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit 5.1).

       Exhibit 23.2              Consent of Coopers & Lybrand L.L.P.

       Exhibit 24.1              Power of Attorney (found on page 8 of this Registration Statement).

       ---------------
       *Previously filed

Item 9.  Undertakings.
         ------------

      (a)     The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                     Statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                     PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
                     Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant, Cascade Communications Corp., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Westford, Commonwealth of Massachusetts on this 29th day of January, 1997.

                                      CASCADE COMMUNICATIONS CORP.


                                      By:  /s/ Daniel E. Smith
                                          -------------------------------------
                                          Daniel E. Smith
                                          President and Chief Executive Officer

                                POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, jointly and severally, Daniel E. Smith, Paul E. Blondin and Frances M. Jewels his or her attorneys-in-fact, each with the power of substitutions, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including any post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


      SIGNATURE                            TITLE                       DATE
      ---------                            -----                       ----
/s/ Daniel E. Smith         President, Chief Executive Officer   January 29, 1997
-------------------------   and Director
Daniel E. Smith

/s/ Paul E. Blondin         Vice President of Finance and        January 29, 1997
-------------------------   Administration, and Chief Financial
Paul E. Blondin             Officer, Treasurer and Secretary
                            (Principle Financial and Accounting
                            Officer)

/s/ Victoria A. Brown       Director                             January 29, 1997
-------------------------
Victoria A. Brown

/s/ Gururaj Deshpande       Director                             January 29, 1997
-------------------------
Gururaj Deshpande

/s/ Richard M. Burnes, Jr.  Director                             January 29, 1997
--------------------------
Richard M. Burnes, Jr.

/s/ Bruns H. Grayson        Director                     January 29, 1997
-------------------------
Bruns H. Grayson

/s/ Paul J. Ferri           Director                     January 29, 1997
-------------------------
Paul J. Ferri

/s/ Steven Walske           Director                     January 29, 1997
-------------------------
Steven Walske

                                          INDEX TO EXHIBITS


   Exhibit                                                                            Sequentially
   Number                                      Exhibit                                Numbered Page
   ------                                      -------                                -------------

Exhibit 4.1*         Amended and Restated Certificate of Incorporation of the
                     Registrant (filed as Exhibit 3.1 to the Registrant's
                     Registration Statement on Form S-1 (File No. 33-79330) and incorporated herein by reference).

Exhibit 4.2*         Certificate of Amendment of Amended and Restated
                     Certificate of Incorporation of the Registrant (filed as Exhibit 4.2 to the Registrant's Registration Statement on
                     Form S-8 (File No. 333-06417) and incorporated herein by reference).

Exhibit 4.3*         Amended and Restated By-laws of the Registrant (filed as
                     Exhibit 3.2 to the Registrant's Registration Statement on
                     Form S-1 (File No. 33-79330) and incorporated herein by reference).

Exhibit 4.4*         Specimen stock certificate representing the Common
                     Stock of the Registrant (filed as Exhibit 4.1 to the Registrant's Registration Statement on Form S-1 (File No.
                     33-79330) and incorporated herein by reference).

Exhibit 4.5          Sahara Networks, Inc. 1995 Stock Plan.

Exhibit 5.1          Opinion of Testa, Hurwitz & Thibeault, LLP.

Exhibit 23.1         Consent of Testa, Hurwitz & Thibeault, LLP (included in
                     Exhibit 5.1).

Exhibit 23.2         Consent of Coopers & Lybrand L.L.P.

Exhibit 24.1         Power of Attorney (found on page 8 of this Registration
                     Statement).

-----------
*Previously filed